Exhibit 99.1

VirTra Reports First Quarter 2023 Financial Results

Record Revenue Performance of $10.0 Million, Up 48%

Net Income Improves By $2.3 Million to $2.9 Million

CHANDLER, Ariz. — May 15, 2023 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra”), a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement and military markets, reported results for the first quarter ended March 31, 2023. The financial statements are available on VirTra’s website and here.

First Quarter 2023 Financial Summary:

●	Total revenue increased 48% to a record $10.0 million
●	Gross profit increased 88% to $6.9 million, or 69% of total revenue
●	Net income increased by $2.4 million to $2.9 million
●	Adjusted EBITDA increased to $4.0 million
●	Improved strong balance sheet with cash and cash equivalents of $14.3 million at March 31, 2023

First Quarter 2023 Financial Highlights:

	For the Three Months Ended
All figures in millions, except per share data	March 31, 2023	March 31, 2022	% Δ
Total Revenue	$10.0	$6.8	48%

Gross Profit	$6.9	$3.7	88%
Gross Margin	69.3%	54.6%	27%

Net Income (Loss)	$2.9	$0.6	N/A
Diluted EPS	$0.27	$0.05	N/A
Adjusted EBITDA	$3.99	$1.05	N/A

Management Commentary

“Coming off our 17th consecutive year of revenue growth in 2022, in Q1 we worked from our record backlog to deliver VirTra’s first ever quarterly revenue performance in the double-digit millions,” said Bob Ferris, chairman and co-CEO of VirTra. “Simultaneously, our actions to improve internal processes and streamline the overall business have significantly enhanced the efficiency of our operations, leading to the strongest bottom-line performance in the Company’s history. To build on our market-leading position and expand our revenue pathways, we are pursuing additional product and content development to make VirTra’s training capabilities even stronger.”

John Givens, co-CEO of VirTra added: “We remain committed to optimizing our business operations and driving profitability while ramping up our sales efforts as we move into the second quarter and beyond. While we are making strides in clearing our backlog and fulfilling orders more efficiently, we recognize that there are still many untapped opportunities in the market, both domestic and international. To capitalize on this potential, we are implementing sales initiatives to maximize our market penetration and prioritize areas with the greatest growth potential. We are focused on continued success in the coming quarters as we execute our growth strategies.”

First Quarter 2023 Financial Results

Total revenue increased 48% to $10.0 million from $6.8 million in the first quarter of 2022. The increase in revenue was the result of the deliveries of two major government contracts and one large international contract.

Gross profit increased 88% to $6.9 million from $3.7 million in the first quarter of 2022. Gross profit margin, defined as total revenue less cost of sales, was 69.3%, an improvement compared to 54.6% in the first quarter of 2022. The increase in gross profit was primarily due to the increased sales achieved while maintaining cost of sales in line with 2022 levels. The increased gross margins resulted from the favorable product mix of systems, accessories and services sold in the quarter.

Net operating expense was $3.5 million, compared to $3.0 million in the first quarter of 2022. The increase in net operating expenses was due to increased R&D expenses, additional costs related to the Orlando facility, and one-time costs in payroll and related expenses.

Operating income increased by $2.8 million to $3.5 million from $0.7 million in the first quarter of 2022.

Net income was $2.9 million, or $0.27 per diluted share (based on 10.9 million weighted average diluted shares outstanding), compared to net income of $0.6 million, or $0.05 per diluted share (based on 10.8 million weighted average diluted shares outstanding), in the first quarter of 2022.

Adjusted EBITDA, a non-GAAP metric, increased to $4.0 million from $1.0 million in the first quarter of 2022.

Financial Commentary

“Our first quarter financial results represent vast year-over-year improvements and demonstrate the success of our ongoing efforts to drive growth and profitability,” said CFO Alanna Boudreau. “We achieved a strong gross profit margin of 69%, a reflection of our focus on maintaining cost of sales while effectively selling a favorable mix of simulators, accessories, and services. Our record net income of $2.9 million and adjusted EBITDA of $4.0 million highlight our ability to execute even amidst operational transformations. These strong results put us on track to meet our financial targets for 2023 and position us well for continued success in the law enforcement and military simulator markets.”

Conference Call

VirTra’s management will hold a conference call today (May 15, 2023) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s chairman and co-CEO, Bob Ferris, co-CEO John Givens and Chief Financial Officer Alanna Boudreau, will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13738125

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast simultaneously and is available for replay here and via the investor relations section of the company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 29, 2023.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13738125

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended
			Increase	%
	March 31, 2023	March 31, 2022	(Decrease)	Change
Net Income (Loss)	$2,946,373	$577,074	$2,369,299	411%
Adjustments:
Provision for income taxes	641,345	124,000	517,345	417%
Depreciation and amortization	227,570	215,746	11,824	5%
Interest (net)	48,183	57,246	(9,063)	-16%
EBITDA	$3,863,471	$974,066	$2,889,405	296%
Right of use amortization	121,774	79,853	41,921	52%

Adjusted EBITDA	$3,985,245	$1,053,919	$2,931,326	278%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Group, Inc.

VTSI@gatewayir.com

949-574-3860

-Financial Tables to Follow

VirTra, Inc.

Condensed Balance Sheets

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,257,735	$13,483,597
Accounts receivable, net	4,689,725	3,002,887
Inventory, net	10,747,794	9,592,328
Unbilled revenue	7,916,478	7,485,990
Prepaid expenses and other current assets	532,726	531,051

Total current assets	38,144,458	34,095,853

Long-term assets:
Property and equipment, net	15,208,876	15,267,133
Operating lease right-of-use asset, net	1,091,040	1,212,814
Intangible assets, net	582,151	587,777
Security deposits, long-term	35,691	35,691
Other assets, long-term	377,253	376,461
Deferred tax asset, net	3,104,507	2,238,762

Total long-term assets	20,399,518	19,718,638

Total assets	$58,543,976	$53,814,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,568,651	$1,251,240
Accrued compensation and related costs	1,334,707	1,494,890
Accrued expenses and other current liabilities	3,374,717	1,917,922
Note payable, current	229,398	232,537
Operating lease liability, short-term	565,949	557,683
Deferred revenue, short-term	3,803,298	4,302,492

Total current liabilities	10,876,720	9,756,764

Long-term liabilities:
Deferred revenue, long-term	2,345,698	1,605,969
Note payable, long-term	7,992,612	8,050,116
Operating lease liability, long-term	585,165	720,023

Total long-term liabilities	10,923,475	10,376,108

Total liabilities	21,800,195	20,132,872

Commitments and contingencies (See Note 9)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 10,924,274 shares issued and outstanding as of March 31, 2023, and 10,900,759 shares issued and outstanding as of December 31, 2022	1,091	1,089
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-

Additional paid-in capital	31,536,182	31,420,395
Retained earnings	5,206,508	2,260,135

Total stockholders’ equity	36,743,781	33,681,619

Total liabilities and stockholders’ equity	$58,543,976	$53,814,491

VirTra, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Revenue:
Net Sales	$10,026,935	$6,753,228
Total Revenue	10,026,935	6,753,228

Cost of sales	3,077,997	3,066,138

Gross Profit	6,948,938	3,687,090

Operating Expenses:
General and administrative	2,711,337	2,296,392
Research and Development	766,296	679,395

Net Operating expense	3,477,633	2,975,787

Income from operations	3,471,305	711,303

Other Income (expense):
Other Income	183,642	54,323
Other Expense	(67,229)	(64,552)
Net other income (expense)	116,413	(10,229)

Income before provision for income taxes	3,587,718	701,074

Provision (Benefit) for income taxes	641,345	124,000

Net Income	$2,946,373	$577,074

Net income (loss) per common share:
Basic	$0.27	$0.05
Diluted	$0.27	$0.05

Weighted average shares outstanding:
Basic	10,917,311	10,807,269
Diluted	10,919,391	10,850,376

VirTra, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31
	2023	2022

Cash flows from operating activities:
Net income (loss)	$2,946,373	$577,074
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	227,570	215,746
Right of use amortization	121,774	79,853
Employee stock compensation	24,063	26,250
Stock issued for service	75,000
Changes in operating assets and liabilities:
Accounts receivable, net	(1,686,838)	(1,242,273)
Inventory, net	(1,155,466)	(1,933,137)
Deferred taxes	(865,745)	(63,210)
Unbilled revenue	(430,488)	(1,887,960)
Prepaid expenses and other current assets	(1,675)	(20,391)
Other assets	(792)	(186,727)
Accounts payable and other accrued expenses	1,610,884	603,601
Operating lease liability	(126,592)	(83,399)
Deferred revenue	240,535	798,319
Net cash provided by (used in) operating activities	978,603	(3,116,254)

Cash flows from investing activities:
Purchase of intangible assets	-	(51,644)
Purchase of property and equipment	(163,441)	(804,433)
Net cash (used in) investing activities	(163,441)	(856,077)

Cash flows from financing activities:
Principal payments of debt	(57,750)	(57,975)
Stock options exercised	16,726	7,975
Net cash (used in) financing activities	(41,024)	(50,000)

Net increase (decrease) in cash	774,138	(4,022,331)
Cash, beginning of period	13,483,597	19,708,565
Cash, end of period	$14,257,735	$15,686,234

Supplemental disclosure of cash flow information:
Cash (refunded) paid:
Income taxes paid (refunded)	$-	$99,035
Interest paid	3,345	63,776

Supplemental disclosure of non-cash investing and financing activities:
Conversion of inventory to property and equipment	$-	$75,976